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                              ARTICLES OF INCORPORATION

                                          OF

                                NEW PHYSIO CORPORATION

                                   ARTICLE I - NAME

    The name of the corporation is New Physio Corporation (hereinafter referred to as the "Corporation").

                       ARTICLE II - REGISTERED AGENT AND OFFICE

    The address of the registered office of the Corporation in the State of Washington is 5000 Columbia Seafirst Center, 701 Fifth Avenue, Seattle, Washington 98104-7078 and the name of the registered agent of the Corporation at such address is PTSGE Corp.

                                ARTICLE III - PURPOSE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Washington Business Corporation Act, as amended from time to time (the "Act").

                              ARTICLE IV - CAPITAL STOCK

    SECTION A. AUTHORIZED CAPITAL. The maximum number of shares of stock that the Corporation is authorized to have outstanding at any one time is 45,000,000 shares consisting of 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

    SECTION B. COMMON STOCK. Except as otherwise provided by the Act, by these Articles of Incorporation and subject to the rights of holders of any series of Preferred Stock, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise and, are subject to all the powers, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the board of directors pursuant to authority expressly vested in it by the provisions of Section C of this
ARTICLE IV.

         (a) The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same of the Corporation's capital stock.

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         (b)  No holder of Common Stock shall have any preemptive,
subscription, redemption, conversion or sinking fund with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

         (c) Except as otherwise provided by the Act, by these Articles of Incorporation and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the shareholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the shareholders of the Corporation.

    SECTION C. PREFERRED STOCK. Authority is hereby expressly vested in the board of directors of the Corporation, subject to the provisions of this ARTICLE IV and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a 70% of the total number of the directors then in office.

         (a)  The designation of such series;

         (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative;

         (c) Whether the shares of such series shall be subject to redemption for cash, property or , including securities of any other corporation, by the Corporation or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

         (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

         (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series Of the same class of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

         (f) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;

         (g) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

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         (h)  The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors.

                                ARTICLE V - EXISTENCE

    The Corporation is to have perpetual existence.

                                 ARTICLE VI - BY-LAWS

    In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the by-laws of the Corporation by the affirmative vote of 70% of the total number of directors then in office. Any alteration or repeal of the by-laws of the Corporation by the shareholders of the Corporation shall require the affirmative vote of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration or repeal, subject to ARTICLE IX hereof.

                       ARTICLE VII - SHAREHOLDERS AND DIRECTORS

    SECTION A. SHAREHOLDER ACTION. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide. Subject to the rights of any series of Preferred Stock, (i) any action required or permitted to be taken by the shareholders of the Corporation must be effected at an annual or special meeting of shareholders of the Corporation, (ii) special meetings of shareholders of the Corporation may be called only by either the board of directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the chief executive officer of the Corporation, and (iii) advance notice of shareholder nominations of persons for election to the board of directors of the Corporation and of business to be brought before any annual meeting of the shareholders by the shareholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation. shareholders of the Corporation shall not have cumulative voting rights.

    SECTION B. NUMBER OF DIRECTORS AND TERM OF OFFICE. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors of the Corporation shall be such number as shall from time to time be fixed by resolution adopted by the affirmative vote of 70% of the total number of directors then in office. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III.
Membership in such class shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 1996, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 1997, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1998, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal

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from office for cause.  At each succeeding annual election of directors by the stockholders of the Corporation beginning in 1996, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

    SECTION C. REMOVAL AND RESIGNATION. A director may be removed by the shareholders only at a special meeting called for the purpose of removing the director and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed from office with cause only if the number of votes cast to remove the director by holders of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors exceeds the number of votes cast not to remove the director; provided, however, that if a director is elected by the holders of one or more authorized classes or series of capital stock,, such director or directors so elected may be removed without cause only by the vote of the holders of the outstanding shares of that class or series entitled to vote. Any director may resign at any time upon written notice to the board of directors, its chairperson, the president or secretary of the Corporation.

    SECTION D. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to any rights of the holders of any series of Preferred Stock to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the board of directors resulting from death, resignation, disqualification, removal or other cause shall, unless otherwise provided by law or by resolution approved by the affirmative vote of 70% of the total number of directors then in office, be filled only by resolution approved by the affirmative vote of 70% of the total number of directors then in office, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed for cause.

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                          ARTICLE VIII - GENERAL PROVISIONS

    SECTION A. DIVIDENDS. The board of directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the Corporation; and said board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the shareholders of the Corporation.

    SECTION B. ISSUANCE OF STOCK. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the board of directors of the
Corporation.   At any time, or from time to time, the Corporation may grant rights, options or warrants to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the board of directors may determine. When the Corporation has received such consideration and the board of directors has made a good faith determination that such consideration is adequate, the shares issued therefor are fully paid and nonassessable.

    SECTION C. INSPECTION OF BOOKS AND RECORDS. Shareholders of the Corporation have the right to inspect and copy certain accounts, books and records of the Corporation at the times and places and under the conditions specified in the Act.

    SECTION D. LOCATION OF MEETINGS, BOOKS, AND RECORDS. Except as otherwise provided in the by-laws, the shareholders of the Corporation and the board of directors may hold their meetings inside or outside of the State of Washington.

                               ARTICLE IX - AMENDMENTS

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereinafter prescribed herein and by the Act or other laws of the State of Washington, and all rights conferred upon shareholders herein are granted subject to this reservation. These Articles of Incorporation shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of each voting group as specified in the Act entitled to vote on such alteration, amendment or repeal, as a separate voting group.

                     ARTICLE X - LIMITATION OF DIRECTOR LIABILITY

         (a) To the fullest extent permitted by the Act as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment

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permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's by-laws, no director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for:

         (i) Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

         (ii) Conduct violating Section 23B.08.310 of the Act (which involves certain distributions by the corporation);

         (iii) Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

         (b) Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                             ARTICLE XI - INDEMNIFICATION

    SECTION A.  DEFINITIONS.  As used in this Article:

         (a) "Agent" means an individual who is or was an agent of the Corporation or an individual who, while an agent of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Agent" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an agent.

         (b) "Corporation" means the Corporation, its Subsidiaries, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

         (c) "Director" means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. "Director" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of a Director.

         (d) "Employee" means an individual who is or was an employee of the Corporation or an individual, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Employee" includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of an employee.

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         (e)  "Expenses" include counsel fees.

         (f) "Indemnitee" means an individual made a party to a proceeding because the individual is or was a Director, Officer, Employee, or Agent of the Corporation, and who possesses indemnification rights pursuant to these Articles or other corporate action. "Indemnitee" includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of such individuals.

         (g) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a proceeding.

         (h) "Officer" means an individual who is or was an officer of the Corporation (regardless of whether or not such individual was also a Director) or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Officer" includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an officer.

         (i) "Party" includes an individual who was, is, or is threatened to be named a defendant, respondent or witness in a proceeding.

         (j) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, or investigative, and whether formal or informal.

         (k) "Subsidiary" means any corporation or other entity that is wholly owned by the Corporation, directly or indirectly, and any other entities that are specifically designated as "Subsidiaries" for purposes of this Article by the Board of Directors.

    SECTION B. INDEMNIFICATION RIGHTS OF DIRECTORS AND OFFICERS. The Corporation shall indemnify its Directors and Officers to the full extent not prohibited by applicable law now or hereafter in force against liability arising out of a Proceeding to which such individual was made a Party because the individual is or was a Director or an Officer. However, such indemnity shall not apply on account of:

         (a) Acts or omissions of a Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;

         (b) Conduct of a Director or Officer finally adjudged to be in violation of Section 23B.08.310 of the Act relating to distributions by the Corporation; or

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         (c)  Any transaction with respect to which it was finally adjudged that such Director or Officer personally received a benefit in money, property, or services to which the Director or Officer was not legally entitled.

Subject to the foregoing, it is specifically intended that Proceedings covered by indemnification shall include Proceedings brought by the Corporation (including derivative actions), Proceedings by government entities and governmental officials, or other third party actions.

    SECTION C.  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.
The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay Expenses in advance of the final disposition of a Proceeding to Employees and Agents of the Corporation who are not also Directors, in each case to the same extent as to a Director with respect to the indemnification and advancement of Expenses pursuant to rights granted under, or provided by, the Act or otherwise.

    SECTION D. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled to indemnification by the Corporation for some or a portion of Expenses, liabilities, or losses actually and reasonably incurred by Indemnitee in an investigation, defense, appeal or settlement but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, liabilities or losses to which Indemnitee is entitled.

    SECTION E. PROCEDURE FOR SEEKING INDEMNIFICATION AND/OR ADVANCEMENT OF EXPENSES. The following procedures shall apply in the absence of (or at the option of the Indemnitee, in lieu thereof), specific procedures otherwise applicable to an Indemnitee pursuant to a contract, trust agreement, or general or specific action of the Board of Directors:

         SECTION E.1. NOTIFICATION AND DEFENSE OF CLAIM. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

    With respect to any such proceeding as to which Indemnitee has notified the
    Corporation:

         (a) The Corporation will be entitled to participate therein at its own expense; and

         (b) Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnitee's consent to such counsel may not be unreasonably withheld.

         After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal

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    or other Expenses subsequently incurred by Indemnitee in connection with such defense. However, Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnitee's expense; and if:

             (i) The employment of counsel by Indemnitee has been authorized by the Corporation;

             (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense; or

             (iii) The Corporation shall not in fact have employed counsel to assume the defense of such proceeding,

    the fees and Expenses of Indemnitee's counsel shall be at the expense of the Corporation.

         The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

         SECTION E.2.   INFORMATION TO BE SUBMITTED AND METHOD OF DETERMINATION
    AND AUTHORIZATION OF INDEMNIFICATION. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board a sworn statement requesting indemnification and reasonable evidence of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitute an "Indemnification Statement").

         Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days thereafter, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless: (1) within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article; (2) such determination shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and (3) the Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.

         The foregoing determination may be made: (1) by the Board of Directors by majority vote of a quorum of Directors who are not at the time parties to the proceedings; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation, Directors who are parties may participate) consisting solely of two (2) or more Directors not at the time parties to the proceeding;

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    (3) by special legal counsel; or (4) by the shareholders as provided by
    Section 23B.08.550 of the Act.

         Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by any court of competent jurisdiction.

         SECTION E.3    SPECIAL PROCEDURE REGARDING ADVANCE FOR EXPENSES.  An
    Indemnitee seeking payment of Expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification
    Statement:

              (a) A written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

              (b) A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.

         Upon satisfaction of the foregoing, the Indemnitee shall have a contractual right to the payment of such Expenses.

         SECTION E.4    SETTLEMENT.  The Corporation is not liable to indemnify
    Indemnitee for any amounts paid in settlement of any proceeding without the Corporation's written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee may unreasonably withhold its consent to a proposed settlement.

    SECTION F.     CONTRACT AND RELATED RIGHTS.

         SECTION F.1    CONTRACT RIGHTS.  The right of an Indemnitee to
    indemnification and advancement of Expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as the Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

         SECTION F.2    OPTIONAL INSURANCE, CONTRACTS, AND FUNDING.  The
              Corporation may:

              (a) Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability, whether or not the Corporation

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                   would have power to indemnify the individual against the
                   same liability under Section 23B.08.510 or .520 of the Act;

              (b) Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and

              (c) Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

         SECTION F.3    SEVERABILITY.  If any provision or application of this
    Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

         SECTION F.4    RIGHT OF INDEMNITEE TO BRING SUIT.  If (1) a claim
    under this Article for indemnification is not paid in full by the Corporation within sixty (60) calendar days after an Indemnification Statement has been received by the Corporation; or (2) a claim under this Article for advancement of Expenses is not paid in full by the Corporation within twenty (20) calendar days after a written claim has been received by the Corporation, then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim. Neither (1) the failure of the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to the proceeding or create a presumption that the Indemnitee is not so entitled.

         SECTION F.5    NONEXCLUSIVITY OF RIGHTS.  The right to indemnification
    and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under the Act, any statute, provision of this Article or the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the shareholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide an Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

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    SECTION G.     CONTRIBUTION.  If the indemnification provided in Section B of this Article is not available to be paid to Indemnitee for any reason other than those set forth in subparagraphs (a), (b), and (c) of Section B of this Article (for example, because indemnification is held to be against public policy even though otherwise permitted under Section B) then in respect of any proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such proceeding), the Corporation shall contribute to the amount of loss paid or payable by Indemnitee in such proportion as is appropriate to reflect:

              The relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose, and

              The relative fault of the Corporation on the one hand and the Indemnitee on the other hand in connection with the events which resulted in such loss, as well as any other relevant equitable consideration.

    The relative benefits received by and fault of the Corporation on the one hand and the Indemnitee on the other shall be determined by a court of competent jurisdiction (which may be the same court in which the proceeding took place) with reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss. The Corporation agrees that it would not be just and equitable if a contribution pursuant to this Article was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

    SECTION H.     EXCEPTIONS. Any other provision herein to the contrary
notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Articles to indemnify or advance Expenses to Indemnitee with respect to any proceeding.

         SECTION H.1    CLAIMS INITIATED BY INDEMNITEE.  Initiated or brought
    voluntarily by Indemnitee and not by way of defense, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate. Notwithstanding the foregoing, the Corporation shall provide indemnification including the advancement of Expenses with respect to Proceedings brought to establish or enforce a right to indemnification under these Articles or any other statute or law or as otherwise required under the statute.

         SECTION H.2    LACK OF GOOD FAITH.  Instituted by Indemnitee to
    enforce or interpret this Article, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

         SECTION H.3    INSURED CLAIMS.  For which any of the Expenses or
    liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

         SECTION H.4    PROHIBITED BY LAW.  If the Corporation is prohibited by
    the Act or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission ("SEC") has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right to indemnify Indemnitee.

    SECTION I. SUCCESSORS AND ASSIGNS. All obligations of the Corporation to indemnify any Director or Officer shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law).
The Corporation shall not effect any sale of substantially all of its assets, merger, consolidation, or other reorganization, in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Corporation.

                               ARTICLE XII - DIRECTORS

    The number of directors of this Corporation shall be fixed in the manner specified by the by-laws of this Corporation. The first directors of the Corporation are seven (7) in number and their names and addresses are:

Richard O. Martin
11811 Willows Road Northeast
Redmond, WA  98052

Stephen G. Pagliuca
11811 Willows Road Northeast
Redmond, WA 98052

Robert C. Gay
11811 Willows Road Northeast
Redmond, WA 98052

Robert M. Guezuraga
11811 Willows Road Northeast
Redmond, WA  98052

John J. O'Malley
11811 Willows Road Northeast
Redmond, WA  98052

Ronald W. Dollens
11811 Willows Road Northeast
Redmond, WA  98052

Robert A. Sandler
11811 Willows Road Northeast
Redmond, WA 98052

The first directors shall serve until the first annual meeting of the shareholders and until their successors are elected and qualified.

                             ARTICLE XIII - INCORPORATOR

    The name and address of the incorporator is:

         V. Marc Droppert              11811 Willlows Road Northeast
                                       Redmond, WA  98052


    The undersigned incorporator has signed these Articles of Incorporation as duplicate signed originals on May 20, 1997.


                             /s/ V. Marc Droppert
                             -------------------------------------
                             V. Marc Droppert
                             Incorporator

                         CONSENT TO SERVE AS REGISTERED AGENT


     PTSGE Corp hereby consents to serve as Registered Agent in the State of Washington for New Phyio Corporation. I understand that as agent for the corporation, it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the Office of the Secretary of State in the event of my resignation, or of any changes in the registered office of the corporation for which I am agent.

May 20,1997                            PTSGE Corp

                                       By: /s/ Robert Vallelunga
                                          ----------------------------
                                          Robert Vallelunga